UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2006

BELLACASA PRODUCTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49707	58-2412118
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

237 Cedar Hill Street, Suite 4
Marlboro, Massachusetts 01752
(Address of Principal Executive Offices/Zip Code)

(508) 597-6330
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))
☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective as of August 25, 2006, Edwin A. Reilly resigned from his position as President, Chief Executive Officer and Acting Chief Financial Officer of Bellacasa Productions, Inc. (the “Company”) and as Chairman of the Board of Directors of the Company (the “Board”). Mr. Reilly’s resignation from such positions was accepted by the Board of Directors at a meeting held on August 23, 2006 and became effective at 5:00 p.m. Eastern Daylight Time on August 25, 2006.

(c) At the same meeting of the Board, the directors approved the appointment of Marshall Sterman as President, Chief Executive Officer and Chief Financial Officer of the Company which became effective immediately after Mr. Reilly’s resignation.

(d) At the same meeting of the Board, the directors of the Company also approved the appointment of Mr. Sterman to the Board of Directors and to serve as Chairman of the Board of Directors, to fill the vacancy caused by the resignation of Mr. Reilly from the Board. This appointment was made pursuant to the provisions of Article III, Section 8 of the Company’s By-Laws which provides that any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of death, resignation, disqualification, removal, or inability to act of any director, or other, shall be filled by an affirmative vote of a majority of the remaining directors. This appointment became effective immediately after Mr. Reilly’s resignation.

Biographical Information

Mr. Sterman, age 74, became the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors of the Company on August 25, 2006. Since 1986, Mr. Sterman also has been the President of the Mayflower Group, Ltd., a merchant banking firm. During his over 40 years of business experience, Mr. Sterman has assisted businesses in obtaining financing as a principal of a registered broker-dealer and as a merchant banker. Some of Mr. Sterman’s other business positions, during such period, include (1) President of Allied First Class Partners, a company that owned Rebound, a Denver-based training and facilities company for incarcerated youth, which Mr. Sterman co-founded; (2) Director and founder of The Standish Care Company, one of the first assisted living facilities to be publicly traded in the United States; (3) Managing Director of The BankHouse, a Boston-based merchant bank which concentrated on the funding of start-up and early stage businesses; and (4) Director of KTI, which was a publicly traded waste-to-energy company and was acquired by Casella Waste Systems. Mr. Sterman also currently serves on the Board of Directors of Waterchef Inc., a publicly-traded company that develops, markets, and supports water purification systems for onsite deployment and community sustenance.

There are no family relationships between any officer or director of the Company and Mr. Sterman.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Set forth below is a list of Exhibits included as part of this Current Report.

(d) Exhibits.

Exhibit
Number	Description

17.1	Resignation Letter from Edwin A. Reilly

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Remainder of Page Intentionally Left Blank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLACASA PRODUCTIONS, INC.

By:	/s/ Marshall Sterman
Name: Marshall Sterman
Title: President and Chief Executive Officer

Dated: August 28, 2006